Exhibit 4.1
$1,400,000,000
Intel Corporation
2.95% Junior Convertible Subordinated Debentures due 2035
Registration Rights Agreement
December 16, 2005
J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, New York 10172
Ladies and Gentlemen:
          Intel Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities Inc. (the “Initial Purchaser”), upon the terms and subject to the conditions set forth in a purchase agreement dated December 13, 2005 (the “Purchase Agreement”), $1,400,000,000 aggregate principal amount of its 2.95% Junior Convertible Subordinated Debentures due 2035 (the “Firm Debentures”) and, at the election of the Initial Purchaser, an additional $200,000,000 aggregate principal amount of the Company’s 2.95% Junior Convertible Subordinated Debentures due 2035 (the “Additional Debentures” and, together with the Firm Debentures, the “Debentures”).
          As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchaser thereunder, the Company agrees with the Initial Purchaser, for the benefit of the holders (including the Initial Purchaser) of the Debentures and the Shares (as defined below), as follows:
     1. Certain Definitions.
     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement. For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:
     (a) “Additional Debentures” has the meaning specified in the first paragraph of this Agreement.
     (b) “Additional Interest” has the meaning assigned thereto in Section 2(d).
     (c) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act, except as otherwise expressly provided herein.

     (d) “Agreement” means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.
     (e) “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     (f) “Closing Date” means the date on which any Debentures are initially issued.
     (g) “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.
     (h) “Company” has the meaning specified in the first paragraph of this Agreement.
     (i) “Debentures” has the meaning specified in the first paragraph of this Agreement.
     (j) “Deferral Notice” has the meaning assigned thereto in Section 3(b).
     (k) “Deferral Period” has the meaning assigned thereto in Section 3(b).
     (l) “Effective Period” has the meaning assigned thereto in Section 2(a).
     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     (n) “Firm Debentures” has the meaning specified in the first paragraph of this Agreement.
     (o) “Holder” means each holder, from time to time, of Registrable Securities (including the Initial Purchaser).
     (p) “Indenture” means the Indenture dated as of December 16, 2005, among the Company and Citibank, N.A., as Trustee, pursuant to which the Debentures are being issued.
     (q) “Initial Placement” means the initial placement of the Debentures pursuant to the terms of the Purchase Agreement.
     (r) “Initial Purchaser” has the meaning specified in the first paragraph of this Agreement.
     (s) “Material Event” has the meaning assigned thereto in Section 3(a)(iv).

     (t) “Majority Holders” shall mean, on any date, holders of the majority of the Shares constituting Registrable Securities; for the purposes of this definition, Holders of Debentures constituting Registrable Securities shall be deemed to be the Holders of the number of Shares into which such Debentures are or would be convertible as of such date.
     (u) “NASD” shall mean the National Association of Securities Dealers, Inc.
     (v) “Notice and Questionnaire” means a written notice delivered to the Company containing the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum.
     (w) “Notice Holder” means, on any date, any Holder that has delivered a properly completed Notice and Questionnaire to the Company on or prior to such date.
     (x) “Offering Memorandum” means the Offering Memorandum dated December 13, 2005 relating to the offer and sale of the Securities.
     (y) “Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.
     (z) “Prospectus” means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.
     (aa) “Purchase Agreement” has the meaning specified in the first paragraph of this Agreement.
     (bb) “Registrable Securities” means the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) in the circumstances contemplated by Section 2(a), a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Securities are eligible to be sold pursuant to Rule 144(k) or any successor provision; or (iii) such Securities shall cease to be outstanding (including, in the case of the Debentures, upon conversion into Shares).
     (cc) “Registration Default” has the meaning assigned thereto in Section 2(d).
     (dd) “Registration Expenses” has the meaning assigned thereto in Section 5.
     (ee) “Rule 144,” “Rule 405” and “Rule 415” means, in each case, such rule as promulgated under the Securities Act.

     (ff) “Securities” means, collectively, the Debentures and the Shares.
     (gg) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     (hh) “Shares” means the shares of common stock of the Company, par value $0.001 per share, into which the Debentures are convertible or that have been issued upon any conversion from Debentures into common stock of the Company.
     (ii) “Shelf Registration Statement” means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.
     (jj) “Special Counsel” shall have the meaning assigned thereto in Section 5.
     (kk) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     (ll) “Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.
     (mm) “Trustee” shall have the meaning assigned such term in the Indenture.
     Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.
     2. Registration Under the Securities Act.
     (a) The Company agrees to file under the Securities Act within 180 days after the Closing Date, a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission. The Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective within 180 days after the Closing Date and to keep such Shelf Registration Statement continuously effective until the earlier of (i) the second anniversary of the Closing Date or (ii) such time as there are no longer any Registrable Securities outstanding (the “Effective Period”).
     (b) The Company further agrees that it shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i)

to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Registrable Securities copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission; provided, however, that the Company shall have no obligation to deliver to Holders of Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website.
     (c) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(c) and Section 3(b). From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within fifteen Business Days after such date,
        (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable;
        (ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and
        (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(c)(i);
provided that the Company shall not be required to make more than one such filing in any calendar quarter in the form of a post-effective amendment to the Shelf Registration Statement; provided, further, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(b). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(c) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(c).
     (d) If any of the following events (any such event a “Registration Default”) shall occur, then additional interest (the “Additional Interest”) shall become payable by the Company to Holders in respect of the Debentures as follows:
        (i) if the Shelf Registration Statement is not filed and declared effective by the Commission within 180 days following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Interest shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 181st day and at a rate of 0.5% per annum thereafter;
        (ii) if the Company has failed to perform its obligations set forth in Section 2(c) hereof within the time periods required therein, then commencing on the first day after the date by which the Company was required to perform such obligations, Additional Interest shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;
        (iii) if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than pursuant to Section 3(b) hereof), then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Interest shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.5% per annum thereafter; and
        (iv) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Interest shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;
provided, however, that the Additional Interest rate on the Debentures shall not exceed in the aggregate 0.5% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.5% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.5% per annum; provided further, however, that (1) upon the filing and effectiveness of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the performance by the Company of its obligations set forth in Section 2(c) hereof within the time periods required therein (in the case of clause (ii) above), (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause (iv) above), (5) upon the termination of transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision or (6) after the end of the Effective Period, Additional Interest on the Debentures as a result of such clause, as the case may be, shall cease to accrue.
     Additional Interest on the Debentures, if any, will be payable in arrears and will be payable in cash on June 15 and December 15 of each year to holders of record of outstanding Debentures that are Registrable Securities at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date, provided that in the case of an event of the type described in clause (ii) above, such Additional Interest shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(c), the non-performance of which is the basis of such Registration Default; provided further that Additional Interest shall not accrue with respect to any Debentures or portion thereof called for redemption on a redemption date or converted into Shares on a conversion date prior to the Registration Default. Following the cure of all Registration Defaults requiring the payment of Additional Interest to the Holders of Debentures that are Registrable Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest). Additional Interest on the Debentures, if any, will accrue from and including the date on which any Registration Default occurs to but excluding the date on which all Registration Defaults have been cured. If a Holder exchanges some or all of the Securities into shares of Common Stock, the Holder will not be entitled to receive Additional Interest on such shares of Common Stock.
     The Company shall notify the Trustee immediately upon the occurrence of each and every Registration Default. The Trustee shall be entitled, on behalf of Holders of Securities, to enforce this Agreement and specifically, the requirement that the Company pay Additional Interest if any becomes due. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which additional monetary amounts are expressly provided shall be as set forth in this Section 2(d). Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.
        3. Registration Procedures.
        The following provisions shall apply to the Shelf Registration Statement filed pursuant to Section 2:
          (a) The Company shall:

        (i) prepare and file with the Commission a registration statement with respect to the shelf registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective in accordance with Section 2(a) above;
        (ii) before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, furnish to the Initial Purchaser copies of all such documents proposed to be filed and use its commercially reasonable efforts to reflect in each such document when so filed with the Commission such comments as the Initial Purchaser reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchaser;
        (iii) use its reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;
        (iv) as promptly as reasonably practicable, notify the Notice Holders of Registrable Securities:
           (A) when such Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective;
           (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information (other than any such request relating to a review of the Company’s Exchange Act filings);

           (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose;
           (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose;
           (E) of the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading;
           (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(b) shall apply; or
           (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;
        (v) prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to register or qualify, or cooperate with the Notice Holders of Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably requests in writing and do any and all other reasonable acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;
        (vi) prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions within the United States of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;
        (vii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;
        (viii) upon reasonable written notice in connection with any disposition of Securities, for a reasonable period prior to the filing of the Shelf Registration Statement and throughout any portion of the Effective Period that is not a Deferral Period, (i) make reasonably available for inspection by a representative of, and Special Counsel acting for, the Majority Holders of the Securities being sold, all relevant financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries and (ii) use its commercially reasonable efforts to have its officers, employees, accountants and counsel make available all relevant information reasonably requested by such representative, Special Counsel, in each case as is customary for the Company in its past practice to provide to underwriters or initial purchasers for similar “due diligence” examinations in connection with the offering of securities by the Company; provided, however, that the Company may require any such person to enter into a non-disclosure agreement in form and substance acceptable to the Company with respect to any confidential information that may be provided to any such person;
        (ix) if reasonably requested in writing by the Initial Purchaser or any Notice Holder, incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchaser or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment as promptly as reasonably practicable after the receipt of such written request from the Initial Purchaser or Notice Holder; provided, that the Company shall not be required to take any actions under this Section 3(a)(ix) that are not, in the reasonable opinion of counsel for the Company, in compliance with or necessary under applicable law;
        (x) during the Effective Period, promptly furnish to each Notice Holder and the Initial Purchaser, upon their request and without charge, at least one conformed copy of the Shelf Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Company shall have no obligation to deliver to Notice Holders or the Initial Purchaser a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website;
        (xi) during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein; and
        (xii) during the Effective Period, cooperate with the Notice Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations permitted by the Indenture and registered in such names as the Holders thereof may request in writing at least two Business Days prior to settlement of sales of Securities pursuant to such Shelf Registration Statement; provided, that nothing herein shall require the Company to deliver certificated Securities to any beneficial holder of Securities, except as required by the Indenture.
     (b) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development or business reason that, in the sole discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar events, the Company will:
        (i) in the case of clause (B) above, subject to the paragraph below, as promptly as practicable prepare and file a post-effective amendment to such Shelf Registration Statement, Prospectus or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement and Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus in the light of the circumstances under which they were made); and
        (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”).
The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as reasonably practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the sole discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”), without the Company incurring any obligation to pay Additional Interest pursuant to Section 2(d), shall not exceed one 120 days in the aggregate in any 12-month period.
     (c) Each Holder of Registrable Securities agrees that upon receipt of any Deferral Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

     (d) The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder’s intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (e) The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year of the Company) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.
     (f) The Company shall provide a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee for the Debentures and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.
     (g) The Company shall use its commercially reasonable efforts to provide such information as is required for any filings required to be made with the NASD.
     (h) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (i) The Company shall use its commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

     (j) The Company shall take all necessary, reasonable and lawful actions (including those reasonably requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.
     4. Holders’ Obligations.
     Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Company, within 10 Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Securities were so sold.
     5. Registration Expenses.
     The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 3(a)(v) hereof, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance) and (e) reasonable fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with the Shelf Registration Statement (not to exceed $30,000), as selected by the Company (unless reasonably objected to by the Majority Holders of the Registrable Securities being registered, in which case the Company shall select another counsel reasonably acceptable to the Holders) (“Special Counsel”), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are properly incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay any underwriting discounts and commissions and placement agent fees and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.
     6. Indemnification.
     (a) The Company shall indemnify and hold harmless each Holder (including, without limitation, the Initial Purchaser), its Affiliates, their respective officers, directors, employees, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information provided by a Holder in writing to the Company, including in its Notice and Questionnaire. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.
     (b) Each Holder shall indemnify and hold harmless the Company, its officers, directors, employees, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made), not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information provided by a Holder in writing to the Company, including in its Notice and Questionnaire, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities pursuant to such Shelf Registration Statement. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party)

or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment or if the indemnifying party has not paid the expenses and fees for which it is liable 20 days after notice by the indemnified party of request for reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (1) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (2) does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.
     (d) The provisions of this Section 6 and Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company, or any of the indemnified Persons referred to in this Section 6 and Section 7, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.
     7. Contribution.
     If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Debentures, on the one hand, and a Holder with respect to the sale by such Holder of Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the

Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by such Holder with respect to the Securities, on the other, bear to the total gross proceeds from the sale of Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any information contained in the relevant Notice and Questionnaire supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     8. Rule 144A and Rule 144.
     So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A. The Company covenants that, as long as any Registrable Securities remain outstanding, it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     9. Miscellaneous.
     (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained either (i) the written consent of the Majority Holders or (ii) the consent of the Majority Holders through The Depository Trust Company’s Automated Tender Offer Program. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Securities being sold by such Holders pursuant to the Shelf Registration Statement.
     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:
        (1) If to the Company, initially at the address set forth for it in the Purchase Agreement with a copy to Gibson, Dunn & Crutcher LLP, One Montgomery Street, 31st floor, San Francisco, CA 94104, Attention Stewart McDowell, Esq.;
        (2) If to the Initial Purchaser, initially at the address set forth for it in the Purchase Agreement; and
        (3) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company.
              All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being delivered to a next-day air courier; five Business Days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.
     (c) Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. In the event that any other person shall succeed to the Company under the Indenture, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Initial Purchasers, whereby such successor shall assume all of the Company’s obligations under this Agreement.
     (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (g) Remedies. In the event of a breach by the Company or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Section 2 hereof for which Additional Interest has been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
     (h) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement with respect to securities that would impair the rights granted to the Holders in this Agreement, and (ii) without limiting the generality of the foregoing, without the written consent of the Majority Holders, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted do not impair the rights of the Holders under this Agreement.
     (i) No Underwritten Offerings. No underwritten offering shall be effected pursuant to this Agreement without the prior written consent of the Company, which may be withheld in the Company’s sole discretion. Any underwritten offering agreed to by the Company shall be on terms and conditions agreed to by the Company in connection with such offering.
     (j) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (k) Survival. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effective Period, except for any liabilities or obligations under Section 2(d), 5, 6 or 7 to the extent arising prior to the end of the Effective Period.
     (l) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchaser in accordance with its terms.

Very truly yours,

INTEL CORPORATION

By:	/s/ Ravi Jacob

Name:
Title:

Accepted: December 16, 2005

J.P. MORGAN SECURITIES INC.

By:	/s/ David A. Seaman
Name: David A. Seaman
Title: Managing Director